As filed with the Securities and Exchange Commission on June 19, 1998
                                                      Registration No. 333-50531

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C., 20549
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             TFC ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in its Charter)

              Delaware                                          54-1306895
   (State or Other Jurisdiction of                           (I.R.S. Employer
   Incorporation or Organization)                           Identification No.)

                        5425 Robin Hood Road, Suite 101B
                            Norfolk, Virginia 23513
                                 (757) 858-4054
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                              Robert S. Raley, Jr.
                             Chairman of the Board,
                     President and Chief Executive Officer
                             TFC Enterprises, Inc.
                              5425 Robin Hood Road
                               Norfolk, VA 23513
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

     With Copies to:
   John M. Paris, Jr., Esq.                    William L. Pitman, Esq.
      Clark & Stant, P.C.            Williams, Mullen, Christian & Dobbins, P.C.
      One Columbus Center                          Two James Center
Virginia Beach, Virginia 23462                  1021 East Cary Street
        (757) 499-8800                            Richmond, VA 23210
                                                    (804) 643-1991

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 1998

PROSPECTUS
                                1,135,280 Shares
                             TFC ENTERPRISES, INC.
                                  Common Stock

                             ---------------------


         All of the 1,135,280 shares of common stock of TFC Enterprises, Inc., a Delaware corporation (the "Company," "TFCE") offered hereby are being sold by the Selling Stockholder. See "Selling Stockholder." The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholder. The Company's Common Stock is traded on the Nasdaq National Market under the symbol "TFCE." On June 12, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $2.78 per share.

         The shares of Common Stock offered hereby may be sold from time to time by the Selling Stockholder, or by agents, pledgees, donees, transferees or other successors in interest of the Selling Stockholder. These sales may be made on the Nasdaq National Market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market prices, or in negotiated transactions at negotiated prices. The shares may be sold utilizing broker-dealers by one or a combination of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transactions; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. Brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. The shares may also be sold pursuant to option, hedging, or other transactions with broker-dealers. The Selling Stockholder will be responsible for any discounts, concessions, commissions, or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby. All of the other expenses of this offering, estimated at $25,000, will be paid by the Company. See "Plan of Distribution."

                             ---------------------


         See "Risk Factors" beginning on page 6 for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

                             ---------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


                 The date of this Prospectus is _________, 1998




INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities  Exchange  Act of 1934,  as  amended  (the  "Exchange  Act"),  and in accordance therewith files, reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copies may be obtained at prescribed rates from the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024,
Washington, D.C. 20549, and at the Commission's Regional Offices, at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, such materials can also so be obtained from the Commission's web site at http:\\www.sec.gov. Reports and other information concerning the Company also may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

         This Prospectus constitutes part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in such instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                     INFORMATION INCORPORATED BY REFERENCE

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
(1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 that was filed on April 10, 1998; (3) the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 that was filed on April 22, 1998; (4) the Company's Annual Report on Form 10K/A for the fiscal year ended December 31, 1997 that was filed on June 19, 1998; (the "Annual Report"); (5) the Company's Definitive Proxy Statement dated April 10, 1998, used in connection with its Annual Meeting of Stockholders held on May 12, 1998; (6) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (7) the Company's Current Report on Form 8-K dated February 24, 1998; and (8) the description of the Company's capital stock contained in its Form 8-A filed December 1993.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference into this Prospectus) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

         Any person to whom a copy of this Prospectus is delivered may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than exhibits expressly incorporated by reference into such documents). Requests for such documents should be addressed to the Chief Financial Officer of the Company, 5425 Robin Hood Road, Suite 101B, Norfolk, Virginia 23513 or directed to the Chief Financial Officer at (757) 858-4054.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information (including the financial statements and the notes thereto) included elsewhere in this Prospectus or incorporated by reference herein, which should be read in its entirety.

         Cautionary statement under the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995: Included in this Prospectus and other written and oral information presented by management from time to time, including but not limited to, reports to stockholders, quarterly stockholder letters, filings with the Commission, news releases, and investor presentations, are forward-looking statements about business strategies, market potential, potential for future point-of-sale and portfolio purchases, future financial performance and other matters that reflect management's expectations as of the date made. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects," "seeks," and similar expressions are intended to identify forward-looking statements. Future events and the Company's actual results could differ materially from the results reflected in these forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, without limitation: the Company's dependence on its line of credit, the fluctuating interest rates associated with its line of credit, and the impact of installment contract defaults. Please refer to a discussion of these and other factors in this Prospectus and the Company's other Commission filings. See "Risk Factors." The Company disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

The Company

         The Company conducts its consumer finance operations through two wholly-owned subsidiaries, The Finance Company ("TFC") and First Community Finance, Inc. ("FCF"). Through TFC, the Company is engaged in purchasing and servicing installment sales contracts originated by automobile and motorcycle dealers in the sale of used automobiles, vans, light trucks, and new and used motorcycles (collectively "vehicles"). Installment sales contracts are acquired on either an individual basis after the Company has reviewed and approved the vehicle purchaser's credit application (a "point-of-sale purchase"), or on a group basis through the purchase of a dealer's portfolio of existing installment sales contracts (a "portfolio purchase"). The Company focuses its point-of-sale business on installment sales contracts originated by dealers with consumers who are United States military enlisted personnel, primarily in the E-1 through E-5 grades. Portfolio purchases are primarily from dealers who finance their own contracts with civilian customers and sell them after origination in bulk. To achieve an acceptable rate of return and provide for credit risks, contracts are purchased from dealers at a discount to the remaining principal balance. Most of the discount is held in a nonrefundable reserve against which credit losses are first applied. The amount of the discount reflects, among other things, a contract's interest rate, remaining term, and perceived credit risk.

         The Company has been engaged in consumer finance activities since its founding in 1977. The Company's point-of-sale purchases provide TFC with the ability to direct the credit underwriting process at the initiation of the installment sales contract. Participating dealers benefit by having a source of financing for a group of customers who typically find financing difficult to obtain, thereby increasing the number of vehicles sold and improving dealer profitability. Consumers also benefit because the financing provided by the Company enables them to purchase a vehicle they otherwise would not be able to buy. As of December 31, 1997, $75.2 million, or 59% of the Company's net contract receivables represented point-of-sale purchases, compared to $80.7 million, or 64% at December 31, 1996, and $134.3 million, or 78% at December 31, 1995.

         TFC's portfolio purchase business emphasizes acquisitions of portfolios of seasoned installment sales contracts. These contracts normally have a payment history of at least three months. While the typical portfolio purchase involves fewer than 100 individual contracts, TFC has, at times, purchased portfolios totaling more than 1,000 contracts. Portfolio purchases provide TFC with demographic diversification, as the majority of customers are not military enlisted personnel. They also provide a payment history on which to evaluate and price the credit risk of the contracts and a relatively efficient mechanism for establishing dealer relationships in new areas. TFC's portfolio purchases benefit dealers by providing an immediate source of liquidity. As of December 31, 1997, $41.6 million, or 32% of the Company's portfolio of net contract receivables was attributable to portfolio purchases, compared to $36.7 million, or 29% at December 31, 1996, and $32.3 million, or 19% at December 31, 1995.

         TFC operates two service centers: the Point-of-Sale Service Center in Norfolk, Virginia, and the Portfolio Purchase Service Center in Jacksonville, Florida. During 1996, TFC closed a third service center in Dallas, Texas. In addition, TFC operates point-of-sale Loan Production Offices ("LPO" or collectively, "LPOs") in Jacksonville, Florida; Killeen, Texas; San Diego, California; Norfolk, Virginia; Tacoma, Washington; and a portfolio purchase LPO in Norfolk, Virginia.

         Historically, regional service centers were responsible for purchasing and servicing contract receivables originated by dealers in their regions. However, during 1996, TFC transferred the underwriting functions to the point-of-sale and portfolio purchase LPOs to improve TFC's control over the underwriting process. Additionally, during 1996, TFC moved the responsibility for serving point-of-sale accounts to the Norfolk service center and all of its portfolio purchase accounts to the Jacksonville service center to improve TFC's collection results.

         Through FCF, the Company is involved in the direct origination and servicing of small consumer loans. FCF began operations in the first quarter of 1995 with the opening of two branches in Richmond, Virginia. Four additional branches were opened in Virginia in 1995 and four branches were opened in North Carolina during 1996. In 1997, one additional branch was opened in Virginia and four branches were opened in North Carolina. The Company is evaluating additional branch openings in 1998. Net contract receivables relating to FCF at December 31, 1997, were $11.7 million, or 9% of the Company's net contract receivables, compared to $8.8 million, or 7% at December 31, 1996, and $4.4 million or 3% of the net contract receivables at December 31, 1995.

         The Company's operations began in 1977 in Alexandria, Virginia, with the founding of TFC by Robert S. Raley, Jr., the Company's current Chairman of the Board, President and Chief Executive Officer, whose career has been exclusively within the consumer finance industry. The Company was founded specifically for the purpose of providing direct financing for the credit needs of individuals having limited access to traditional sources of credit, particularly young United States military enlisted personnel. Mr. Raley recognized that the financing needs of that market segment were being ignored by the traditional providers of consumer credit.

         With the significant increase in interest rates in the late 1970s and early 1980s, the Company incurred operating losses as a result of the increased costs of its funding. To offset those losses, the Company opened a used car dealership near Fort Belvoir in northern Virginia. Within several months of opening the northern Virginia dealership, the Company opened a second used car dealership in Norfolk, Virginia, the home of the world's largest naval base. The operation of these dealerships generated sufficient operating income to enable the Company to survive and provided the Company expertise in used automobile financing, particularly to United States military enlisted personnel. With the reduction in interest rates that occurred in the mid-1980's, the Company sold its used car dealerships. The Company's experience in owning and managing used car dealerships identified the need that used automobile dealers have for a reliable source of financing.

         The Company is incorporated under the laws of Delaware. The Company's principal executive and administrative offices are located at 5425 Robin Hood Road, Norfolk, Virginia 23513, and the Company's telephone number is (757) 858-4054. References to the Company include the Company's wholly-owned subsidiaries.

                                  THE OFFERING

         All of the 1,135,280 shares of Common Stock offered hereby will be sold by the Selling Stockholder. The offered shares are available for purchase by the Selling Stockholder pursuant to a Warrant to Purchase Common Stock dated December 20, 1996 ("First Warrant") and a Warrant to Purchase Common Stock dated April 4, 1997 ("Second Warrant") (the First Warrant and Second Warrant collectively, the "Warrants"). The Warrants were issued to the Selling Stockholder in two private placements. See "Selling Stockholder." Unless and until the Selling Stockholder purchases shares of Common Stock from the Company pursuant to the Warrants, no shares of the Common Stock offered hereby will be available for sale. The Warrants are not being registered under this Registration Statement. The Selling Stockholder is not obligated to exercise the Warrants.

         The Selling Stockholder has served as the principal lender to the Company since 1992. See "Risk Factors - Fluctuating Interest Rates and Dependence on Line of Credit." In connection with negotiations regarding an amended and restated credit facility made available to the Company by the Selling Stockholder (the "Credit Facility"), the Company issued to the Selling Stockholder the First Warrant, pursuant to which the Selling Stockholder has the right to purchase 567,640 shares of Common Stock of the Company for $2.00 per share. The Company also entered into a Registration Rights Agreement with the Selling Stockholder dated December 20, 1996 (the "Registration Rights Agreement") to provide certain registration rights to the Selling Stockholder to facilitate the distribution of shares of Common Stock available for purchase under the First Warrant. Subsequently, in connection with an additional amendment to the Credit Facility, the Company issued the Second Warrant to the Selling Stockholder. Pursuant to the Second Warrant, the Selling Stockholder has the right to purchase an additional 567,640 shares of Common Stock for $1.00 per share. As of June 12, 1998, the last reported sales price of the Common Stock on the Nasdaq National Market was $2.78 per share.

         At the time the Company issued the Second Warrant, it reduced the purchase price for shares under the First Warrant to $1.00 per share. The
Company and the Selling Stockholder also amended the Registration Rights Agreement to provide registration rights with respect to the Common Stock available for purchase under the Warrants. Under the Registration Rights Agreement, the Company is obligated to keep a Registration Statement in effect until the earlier of (a) the date when all shares offered hereby have been sold, subject to suspensions by the Company in certain events, or (b) March 31, 2002, subject to certain extension rights. The number of shares of Common Stock issuable pursuant to exercise of the Warrants is subject to adjustment under certain conditions. See "Plan of Distribution."

         The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholder. See "Use of Proceeds."

                                  RISK FACTORS

         Prospective investors should consider carefully the specific factors set forth below as well as the other information included in this Prospectus before deciding to invest in the Common Stock offered hereby.

Fluctuating Interest Rates and Dependence on Line of Credit

         The Company's operations require substantial borrowing to provide funding for the installment contracts purchased by TFC and originated by FCF. Consequently, profitability is affected by the difference between the rate of interest paid on the funds it borrows and the rate of interest charged on the installment contracts. The rate of interest charged on installment contracts is limited in some states by law. Currently, the principal source of borrowing by the Company is the Credit Facility, guaranteed by TFC with General Electric Capital Corporation, the Selling Stockholder. The maximum amount of borrowings available under the Credit Facility was $110 million at December 31, 1997. At December 31, 1997, TFC had $89.6 million outstanding under the Credit Facility. The floating interest rate for borrowings under the Credit Facility is equal to the average 30-day London Interbank Offered Rate ("LIBOR") plus 4.00%. Thus, future increases in the Libor could adversely affect the Company's profitability. In an effort to reduce its exposure to an increase in interest rates, TFC has purchased an interest rate cap which ensures that the interest rate on $75 million of the borrowings under the Credit Facility will not exceed a LIBOR ceiling of 6.5%. This interest rate cap expires September 30, 1998. In addition to the purchase of interest rate caps, the Company believes it has certain flexibility to increase the discount at which installment contracts are purchased, or to increase the rate of interest charged on future installment contracts (to the extent not limited by state law), in order to offset the adverse impact of any interest rate increase on profitability.

         TFC has maintained a line of credit with the Selling Stockholder since 1992. The current line of credit was executed in December 1996, amended in April 1997 and February 1998, and expires January 1, 1999. There is no assurance that a new Credit Facility will be executed when the current line of credit expires. If a new line of credit is not executed, TFC would be required to seek alternative financing sources and repay its outstanding balance on or before the expiration of the line of credit on January 1, 1999. No assurance can be given that alternative financing sources would be available in such event. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resource" included in the TFC Enterprises, Inc. periodic reports, which are incorporated herein by reference

Defaults on Installment Contracts

         The Company is engaged primarily in purchasing installment contracts entered into by dealers with consumers who have limited access to traditional sources of consumer credit. The inability of these types of consumers to finance a used automobile purchase by means of traditional credit sources is generally due to such individual's past credit history or lack of sufficient cash to make the required down payment on an automobile. As a result, installment contracts purchased by the Company are generally with purchasers of automobiles who are considered to have a higher risk of default on an installment contract than certain other automobile purchasers. Accordingly, the consumer loan activities engaged in by the Company typically have a higher risk of loss than those of other consumer financings. While the Company believes that its expertise in used automobile financing, particularly for automobiles purchased by United States military enlisted personnel, enables it to evaluate and price accurately the higher risk associated with the Company's business, a significant economic downturn in the markets in which the Company operates could materially increase the number of charged off and delinquent installment contracts experienced by TFC as compared to its historical losses. Although the Company does not rely upon customers from any specific military bases, a dramatic base closure initiative could have a material adverse effect on the Company's business, results of operations and financial condition. If TFC were to experience a material increase in charge-offs or delinquencies, its profitability could be materially and adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Credit Losses and Delinquency" included in the TFC Enterprises, Inc. periodic reports, which are incorporated herein by reference

Dependence Upon Key Executive

         The Company's growth and development to date have been largely dependent upon the services of Robert S. Raley, Jr., Chairman of the Board, President and Chief Executive Officer. The loss of Mr. Raley's services could have a material adverse effect on the Company. Mr. Raley has an agreement to serve as Chairman of the Company until December 31, 2001.

Recent History of Losses; Possibility of Future Losses

         Although the Company has generally been profitable since its inception in 1977, during 1995 and 1996, due to a number of competitive and other factors, the Company incurred significant losses primarily due to a deterioration in the credit quality of its retail installment sales contracts. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the non-prime finance industry. There can be no assurance the Company will be successful in addressing such risks and the failure to do so could have a material adverse effect on the Company. Therefore, it is possible that the Company could incur substantial operating losses in the future. In view of the rapidly evolving nature of the Company's business and the industry in which it competes, the Company believes that its quarterly comparisons of operating results may not be indicative of future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Competition

         The markets in which the Company operates are extremely competitive. There are numerous providers of financing for the purchase of used automobiles either through the direct financing of such purchases or on an indirect basis through a dealer. These financing sources include commercial banks, savings and loan associations, consumer finance companies, credit unions, financing divisions of automobile manufacturers or automobile retailers, small sales contract companies, and other consumer lenders. Many of those providers of automobile financing have significantly greater financial resources than TFC and have relationships with established dealer networks. The Company has focused on a segment of the market composed of consumers who typically do not meet the more stringent credit requirements of the traditional consumer financing sources and whose needs, as a result, have not been addressed consistently by such financing sources. If, however, one or more of the other providers of consumer finance were to penetrate TFC's targeted market segment, TFC could be materially and adversely affected.

         For example, from 1995 through 1997, there was a significant increase in the number of competitors in the automobile non-prime finance industry markets in which TFC operates and in the access to funds. The combination of increased competition and the industry's improved access to funds resulted in a general increase in prices offered to dealers for installment sales contracts. Prices increased to the point at which anticipated credit losses relating to the contracts were not adequately reflected in prices offered to dealers. As a result, the Company found it increasingly difficult to purchase contracts at what it considers to be reasonable prices. See "Risk Factors--Recent History of Losses; Possibility of Future Losses."

Regulation

         The Company's business is subject to regulation and licensing under various federal, state and local statutes and regulations. The Company's business operations are conducted in approximately 30 states and, accordingly, the laws and regulations of such states govern the Company's operations conducted in those states. Most states where the Company operates limit the interest rate, fees and other charges that may be imposed by the Company, prescribe certain other terms of the contracts that the Company purchases and define the Company's rights to repossess and sell collateral. In addition, the Company is required to be, and is, licensed to conduct its operations in certain states. As the Company expands its operations into other states, it will be required to comply with the laws of such states.

         An adverse change in those laws or regulations could have a material adverse effect on the Company's profitability by, among other things, limiting the states in which the Company may operate or the interest rate that may be charged on installment contracts or restricting the Company's ability to realize the value of any collateral securing contracts.

Restrictions on the Payment of Dividends

         The Company currently intends to retain its earnings to finance the growth and development of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. Any future dividend payments will depend upon the financial condition, funding requirements and earnings as well as other factors that the Company's Board of Directors may deem relevant. As the Company is a legal entity separate and distinct from TFC and as its revenues depend on the payment of dividends by TFC, limitations on the ability of TFC to pay dividends to the Company will in turn limit the ability of the Company to pay dividends to its stockholders. Dividends of more than fifty percent of the Company's current earnings cannot be paid to shareholders under the terms of TFC's Credit Facility, and no dividends may be paid by the Company if the Company were in default at any time under TFC's Credit Facility, the Note Purchase Agreement relating to the Subordinated Non-Convertible Notes due October 15, 1998, and the Note Purchase Agreement relating to the Senior Subordinated Notes due June 30, 2002.

Effect of Certain Charter, Bylaw and Statutory Provisions

         Certain provisions of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Amended and Restated Bylaws (the "Bylaws") could delay or frustrate the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events could be beneficial, in the short term, to the interest of the stockholders. For example, the Certificate of Incorporation provides for a classified Board of Directors and for certain limitations on the calling of a special meeting of stockholders and the Bylaws require advance notice of stockholder proposals and nominations of directors. The Company also is subject to provisions of Delaware corporation law that prohibit a publicly-held Delaware corporation from engaging in a broad range of business combinations with a person who, together with affiliates and associates, owns 15% or more of the corporation's common stock (an "interested stockholder") for three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Those provisions could discourage or make more difficult a merger, tender offer, or similar transaction, even if favorable to the Company's stockholders.

Authorized Preferred and Common Stock

         Pursuant to the Certificate of Incorporation, shares of preferred stock and Common Stock may be issued in the future without further stockholder approval and upon such terms and conditions, and having such rights, privileges and preferences, as the Board of Directors may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporation transactions, could have the effect of making it more difficult for a third party to acquire, or effectively preventing a third party from acquiring, a majority of the outstanding voting stock of the Company. The Company has no present plans to issue any shares of preferred stock.

Anti-Takeover Effect of Certain Provisions of the Company's Articles of Incorporation and Bylaws

         Certain provisions of the Company's Certificate of Incorporation and Bylaws may be deemed to have anti-takeover effects and may discourage, delay or prevent a takeover attempt that a stockholder might consider in its best interest. These provisions, among other things, (i) classify the Company's Board of Directors into three classes, each of which will serve for different three-year periods, (ii) provide that only the Board of Directors, chairman or president may call special meetings of the stockholders, (iii) establish certain advance notice procedures for nominations of candidates for election as directors and for stockholders proposals to be considered at stockholders' meetings, and (iv) require a vote of the holders of more than two-thirds of the shares entitled to vote in order to remove a director or amend the foregoing and certain other provisions of the Certificate of Incorporation and Bylaws. In addition, the Board of Directors, without further action of the stockholders, is permitted to issue and fix the terms of preferred stock which may have rights senior to those of the Common Stock.

Possible Volatility of Stock Price

         The market price of the Company's Common Stock, which is quoted on the Nasdaq National Market, may be subject to significant fluctuations in response to operating results, announcements by competitors and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These market fluctuations, as well as general economic conditions, may adversely affect the market price of the Common Stock.


                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder, nor will any such proceeds be available for use by the Company or otherwise for the Company's benefit. Notwithstanding the foregoing, the Company will receive $1,135,280 from the Selling Stockholder in the event of the exercise of the Warrants. See "Selling Stockholder."


                              SELLING STOCKHOLDER

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by the Selling Stockholder as of June 18, 1998 and as adjusted to reflect the sale of the shares of Common Stock offered hereby. The Selling Stockholder possesses sole voting and investment power with respect to the shares.

                                                                                         Shares to be Beneficially
Selling                                Shares Beneficially          Number of Shares            Owned After
Stockholder                          Owned Prior to Offering         Being Offered      Offering if All Shares Sold
-----------                          -----------------------         -------------      ---------------------------
Name                                  Number          Percent                              Number        Percent
----                                  ------          -------                              ------        -------

General Electric Capital           1,135,280(2)        9.1%            1,135,280             --             --
Corporation (1)
-------------------------------

(1)      The  address of the Selling  Stockholder  is General  Electric  Capital
         Corporation,  ABF Operations - Auto Financial Services, 540 West
         Northwest Highway, Barrington, Illinois 60010.
(2) Represents shares of Common Stock available for purchase under the Warrants.


                              PLAN OF DISTRIBUTION

         The Registration Statement of which this Prospectus is a part was filed pursuant to Rule 415 promulgated by the Commission under the Securities Act. Pursuant to the Registration Rights Agreement, the Company is obligated to keep the Registration Statement effective until the earlier of (a) the date when all of the shares offered hereby have been sold, subject to suspension by the Company in certain events, or (b) March 31, 2002, subject to certain extension rights.

         The shares offered hereby may be offered for sale, distributed or sold from time to time by the Selling Stockholder, or by agents, pledgees, donees, transferees, or other successors in interest of the Selling Stockholder (a) in transactions executed on the Nasdaq National Market, or any securities exchange on which the shares may be traded through registered broker-dealers (who may act as principals, pledgees or agents), (b) in privately negotiated transactions, or
(c) through other means. Sales of shares may also be made pursuant to Rule 144 under the Securities Act, where applicable. Such sales may be made at prices and on terms then prevailing or at prices related to the then-current market prices, or in negotiated transactions at negotiated prices. The shares may be sold utilizing broker-dealers by one or a combination of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate.

         In connection with distribution of the shares, the Selling Stockholder may enter into hedging or other option transactions with broker-dealers in connection with which, among other things, such broker-dealers may engage in short sales of the shares pursuant to this Prospectus in the course of hedging the positions they may assume with the Selling Stockholder. The Selling Stockholder may also sell shares short pursuant to this Prospectus and deliver the shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which may result in the delivery of shares to such broker-dealers who may sell such shares pursuant to this Prospectus. The Selling Stockholder may also pledge the shares to a broker-dealer or financial institution and upon default the broker-dealer or financial institution may effect the sales of the pledged shares pursuant to this Prospectus.

         The  distribution  of the  shares  by the  Selling  Stockholder  is not subject to any underwriting agreement. Any dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions, commissions or fees from the Selling Stockholder and/or purchasers of shares, for whom they may act. Such discounts, concessions, commissions or fees will not exceed those customary for the type of transactions involved. In addition, the Selling Stockholder and any such dealers, brokers, or agents that participate in the distribution of shares may be deemed to be "underwriters" under the Securities Act, and any profits on the sales of shares by them and any discounts, concessions, or commissions or fees received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as broker, dealer, or agent in connection with the sale of the shares will be selected by the Selling Stockholder and may have other business relationships with the Company and its subsidiaries or affiliates in the ordinary course of business.

         Upon the Company being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, setting forth (i) the name of each of the participating broker-dealers, (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (v) a statement to the effect that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.

         The aggregate proceeds to the Selling Stockholder from the sale of the shares offered hereby will be the purchase price of such shares less any broker's discounts, concessions, commissions or fees to dealers, brokers or agents.

         In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdiction only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available and all requirements for such exemption have been met. Brokers, dealers, and others effecting transactions in the shares should confirm the registration or qualification of the shares under the securities laws of the states in which such transactions occur or the existence of any exemption from such registration.

         There is no assurance that the Selling Stockholder will sell any or all of the shares described herein and may transfer, devise, or gift such securities by other means not described herein. The Company is permitted to suspend the use of this Prospectus by the Selling Stockholder during certain periods of time under certain circumstances relating to pending corporate developments and public filings with the Commission and similar events. Expenses of preparing and filing the registration statement and all post-effective amendments will be borne by the Company.

         The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act. The Selling Stockholder has agreed to indemnify the Company and certain related persons against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

         The validity of the Common Stock and certain other legal matters in connection with this offering will be passed upon for the Company by Clark & Stant, P.C., Virginia Beach, Virginia.


                                    EXPERTS

                  The consolidated financial statements including Schedule 1 of TFC Enterprises, Inc. appearing or incorporated by reference in TFC Enterprises, Inc.'s Annual Report (Form 10K and as amended on Forms 10K/A dated April 10, 1998, April 22, 1998 and June 19, 1998) for the year ended December 31, 1997 have been audited by Ernst & Young, LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

         No broker, dealer or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                                        Page

          Available Information.......................     2
          Information Incorporated by Reference.......     2
          Prospectus Summary..........................     3
          The Offering................................     5
          Risk Factors................................     6
          Use of Proceeds.............................     9
          Selling Stockholder.........................     9
          Plan of Distribution .......................    10
          Legal Matters...............................    11
          Experts.....................................    11




                                1,135,280 Shares



                             TFC Enterprises, Inc.



                                  Common Stock








                               ------------------


                                   Prospectus


                               ------------------









                              ______________, 1998

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuances and Distribution

        The following table sets forth the various fees and expenses to be paid by the Company in connection with the issuance and distribution of the shares of Common Stock being registered. All amounts shown are estimates except for the Commission registration fee. The Company will pay all expenses in connection with the distribution of the shares of Common Stock being sold by the Selling Stockholder (including fees and expenses of counsel for the Company and one-half of the reasonable fees and expenses of counsel to the Selling Stockholder), except for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby.

    Securities and Exchange Commission registration fee.    $     576.04
    Blue Sky fees and expenses..........................            0.00
    Printing expense....................................        1,000.00
    Accounting fees and expenses........................        5,000.00
    Legal fees and expenses.............................       15,000.00
    Miscellaneous.......................................        3,423.96
                                                            ------------
    Total...............................................      $25,000.00
*To be filed by amendment

Item 15.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify any person against liabilities and expenses incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, subject, however, to certain conditions and limitations as stated therein.

         Section 145 also empowers the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company and any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability asserted against or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the Company would have the power to indemnify such person against such liability under Section 145.

         Article VII of the Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Article VIII of the Company's Bylaws provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation or of a partnership, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) ("Losses") reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company.

         Section 8.06 of Article VIII of the Company's Bylaws provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, trust or other enterprise against losses, whether or not the Company would have the power to indemnify such person against losses under the Delaware General Corporation Law.

Item 16.  Exhibits and Financial Statement Schedule

         (a)      Exhibits

            *3.1  Amended and Restated Certificate of Incorporation of TFC
                  Enterprises, Inc. (Incorporated by reference to the
                  Registrant's Registration Statement on Form S-1, Commission
                  File No. 33-70638, previously filed with the Commission on
                  October 21, 1993.)
            *3.2  Amended  and  Restated   Bylaws  of  TFC   Enterprises,   Inc.
                  (Incorporated  by reference to the  Registrant's  Registration
                  Statement  on  Form  S-1,   Commission   File  No.   33-70638,
                  previously filed with the Commission on October 21, 1993.)
            *3.3  Second Amendment to Amended and Restated Bylaws of TFC
                  Enterprises, Inc. regarding the number of directors comprising the Board of TFC Enterprises, Inc.  (Incorporated by reference to the Registrant's Form 10-K for the fiscal year ended
                  December 31, 1995, Commission File No. 0-22910, previously filed with the Commission.)
              *4  Form of Common Stock Certificate of the TFC Enterprises,  Inc.
                  (Incorporated  by reference to the  Registrant's  Registration
                  Statement  on  Form  S-1,   Commission   File  No.   33-70638,
                  previously filed with the Commission on October 21, 1993.)
            *4.1  TFC  Enterprises,  Inc. Warrant to Purchase Common Stock dated
                  December   20,  1996.   (Incorporated   by  reference  to  the
                  Registrant's  Form 10-K for the fiscal year ended December 31,
                  1996,  Commission File No. 0-22910,  previously filed with the
                  Commission.)
            *4.2  TFC  Enterprises,  Inc. Warrant to Purchase Common Stock dated
                  April 4, 1997.  (Incorporated by reference to the Registrant's
                  Form  10-K  for the  fiscal  year  ended  December  31,  1996,
                  Commission  File  No.  0-22910,   previously  filed  with  the
                  Commission.)
            *4.3  Amended and Restated  Registration  Rights dated April 4, 1997 between TFC  Enterprises,  Inc. and General  Electric  Capital
                  Corporation.  (Incorporated  by reference to the  Registrant's
                  Form  10-K  for the  fiscal  year  ended  December  31,  1996,
                  Commission  File  No.  0-22910,   previously  filed  with  the
                  Commission.)
          ***5    Opinion of Clark & Stant, P.C.
          ***23.1 Consent of Ernst & Young LLP, Independent Auditors
          ***23.2 Consent of Clark & Stant, P.C. (included in Exhibit 5)
             *24  Power of Attorney relating to TFC Enterprises, Inc. (appears on the signature page hereto)
           ***27  Financial Data Schedule
*        Previously filed
**       To be filed by amendment
***      Filed herewith.

Item 17.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) To include any prospectus required to Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the  prospectus  any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs 1.(i) and (ii) above do not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on the 18th day of June, 1998.

                              TFC ENTERPRISES, INC.


                                              By:   /s/ ROBERT S. RALEY, JR.
                                                  ------------------------------
                                                  Robert S.  Raley,  Jr.,
                                                  President and Chief Executive
                                                  Officer

         The registrant and each person whose signature appears below constitute and appoint Robert S. Raley , Jr. and Craig D. Poppen, and any agent for service named in this Registration Statement and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any Registration Statement relating to the offering covered by this Registration Statement deemed effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) thereto, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                     SIGNATURE                                       TITLE                           DATE
                    ----------                                       ------                         ------


  /s/  ROBERT S. RALEY*                               Chairman of the Board; Director,
      -----------------------                         President and Chief
       Robert S. Raley                                Officer                                    June 18, 1998

  /s/  DOUGLAS E. BYWATER*
       ----------------------
       Douglas E. Bywater                             Director                                   June 18, 1998

  /s/  WALTER S. BOONE, JR.*
       ----------------------
        Walter S. Boone, Jr.                          Director                                   June 18, 1998

  /s/  PHILIP S. SMILEY*
       ----------------------
        Philip S. Smiley                              Director                                   June 18, 1998

  /s/  ANDREW M. OCKERSHAUSEN*
       -----------------------
       Andrew M. Ockershausen                         Director                                   June 18, 1998

  /s/  LINWOOD R. WATSON*
       -----------------------
        Linwood R. Watson                              Director                                   June 18, 1998

  /s/  CRAIG D. POPPEN                                 Vice President, Chief Financial
       -----------------                               Officerand Treasurer                       June 18, 1998
       Craig D. Poppen
-----------------------------
*Craig D. Poppen as attorney-in-fact  pursuant to the Power of Attorney included in the Registration Statement filed on April 20, 1998.


                                                   EXHIBIT INDEX

   Exhibit                                                                                              Sequential
     No.                                             Description                                         Page No.
    3.1         Amended  and  Restated   Certificate  of  Incorporation  of  TFC                            *
                Enterprises,   Inc. Incorporated  by reference to the
                Registrant's  Registration  Statement on Form S-1,
                Commission  File No.  33-70638,  previously  filed with the
                Commission on October 21, 1993.)
     3.2        Amended   and   Restated   Bylaws  of  TFC   Enterprises,   Inc.                            *
                (Incorporated  by reference to  the  Registrant's  Registration
                Statement on Form S-1, Commission File No. 33-70638,  previously filed with the Commission on October 21, 1993.)
     3.3        Second   Amendment  to  Amended  and  Restated   Bylaws  of  TFC                             *
                Enterprises, Inc. regarding the number of directors comprising the Board of TFC Enterprises, Inc. (Incorporated by reference to the  Registrant's  Form 10-K for the fiscal year ended  December
                31, 1995, Commission File No. 0-22910, previously filed with the
                Commission.)
      4         Form of Common Stock  Certificate of the TFC  Enterprises,  Inc.                             *
                (Incorporated  by reference to the  Registrant's  Registration
                Statement on Form S-1, Commission File No. 33-70638,  previously filed with the Commission on October 21, 1993.)
     4.1        TFC  Enterprises,  Inc.  Warrant to Purchase  Common Stock dated                              *
                December  20,  1996.  Incorporated   by  reference  to  the
                Registrant's  Form 10-K for the fiscal year ended  December  31,
                1996,  Commission  File No. 0-22910,  previously  filed with the
                Commission.)
     4.2        TFC  Enterprises,  Inc.  Warrant to Purchase  Common Stock dated                              *
                April 4, 1997. (Incorporated  by reference to the Registrant's
                Form  10-K  for  the  fiscal  year  ended   December  31,  1996,
                Commission   File  No.  0-22910,   previously   filed  with  the
                Commission.)
     4.3        Amended and  Restated  Registration  Rights  dated April 4, 1997                             *
                between TFC Enterprises,  Inc. and General  Electric  Capital
                Corporation. (Incorporated by reference to the Registrant's Form
                10-K for the fiscal year ended  December  31,  1996,  Commission
                File No. 0-22910, previously filed with the Commission.)
      5         Opinion of Clark & Stant, P.C. re: Legality                                                 ***
     23.1       Consent of Ernst & Young LLP                                                                ***
     23.2       Consent of Clark & Stant, P.C. (included in Exhibit 5)                                      ***
      27        Financial Data Schedule                                                                     ***



* (Not filed herewith. In accordance with Rule 12b-32 of the General Rules and Regulations under the Securities Exchange Act of 1934, the exhibit is incorporated by reference).
**       To be filed by amendment.
***      Filed herewith.